UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported):
August 14, 2007

ENERGYSOUTH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29604 (Commission File Number)	58-2358943 (IRS Employer Identification No.)

2828 Dauphin Street Mobile, Alabama (Address of principal executive offices)	36606 (Zip Code)
Registrant’s telephone number, including area code:
(251) 450-4774
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 14, 2007, EnergySouth, Inc. (the “Company”) and the Company’s Bay Gas Storage Company, Ltd. (“Bay Gas”) subsidiary entered into a Credit Agreement (the “Credit Agreement”) with Regions Bank, as administrative agent for the lenders (the “Lenders”) from time to time a party to the Credit Agreement. The Credit Agreement provides that the Lenders will establish for the Company and Bay Gas (i) a $100,000,000 unsecured revolving credit facility (the “Credit Facility”), (ii) an $80,000,000 letter of credit subfacility of the Credit Facility, and (iii) a $15,000,000 swingline subfacility of the Credit Facility. The Company may request that the maximum commitment under the Credit Facility be increased to up to $250,000,000. Any such increase would be subject to the agreement of the then existing Lenders or, in the absence of such agreement, participation of new additional lenders acceptable to the Company and Regions Bank. In connection with the establishment of the credit facility, the Company entered into a Parent Guarantee (the “Parent Guarantee”), dated August 14, 2007, guaranteeing the obligations of Bay Gas under the Credit Agreement.
     On August 15, 2007, The Industrial Development Authority of Washington County (the “Authority”) and Bay Gas entered into a Loan Agreement (the “Loan Agreement”), dated as of August 1, 2007, that provides for the Authority to loan to Bay Gas the proceeds of up to $55,000,000 of Industrial Development Revenue Bonds (Bay Gas Storage Company, Ltd. Project) Series 2007 (the “Bonds”) to be issued by the Authority. The proceeds of the loan will be used by Bay Gas to finance expansion of an existing underground natural gas storage facility in Washington County, Alabama and to pay costs related to the issuance of the Bonds. Pursuant to the Loan Agreement, Bay Gas will make payments sufficient to enable the Authority to pay interest and premiums on the Bonds and any other amounts relating to the Bonds.
     In connection with and to facilitate the foregoing transactions relating to the Bonds, Bay Gas, Regions Bank, as trustee, and the Noteholders (as defined therein) entered into a First Supplemental Indenture (the “First Supplemental Indenture”), dated as of August 1, 2007 and executed August 14, 2007, which supplements the Trust Indenture and Security Agreement dated as of December 1, 2000 pursuant to which Bay Gas’s Senior Secured Notes Series 8.45% due December 1, 2017 have been issued.
     The foregoing descriptions of the Credit Agreement, Parent Guarantee, Loan Agreement and First Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed with this Current Report on Form 8-K as Exhibits 10(v)-3, 10(v)-4, 10(f) and 4(c)-4, respectively.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

4(c)-4	First Supplemental Indenture, dated as of August 1, 2007 and executed August 14, 2007, to the Trust Indenture and Security Agreement, dated December 1, 2000, among Bay Gas Storage Company, Ltd., Regions Bank, as trustee, and each of the institutions which is a signatory to the First Supplemental Indenture.*

10(v)-3	Credit Agreement, dated as of August 14, 2007, by and among EnergySouth Inc., Bay Gas Storage Company, Ltd., and Regions Bank, as administrative agent for the lenders from time to time a party to the Credit Agreement.*

10(v)-4	Parent Guarantee, made as of August 14, 2007, by EnergySouth, Inc., in favor of Regions Bank and the lenders from time to time a party to the Credit Agreement dated August 14, 2007.*

10(f)	Loan Agreement, dated as of August 1, 2007 and executed on August 15, 2007, between the Industrial Development Authority of Washington County and Bay Gas Storage Company, Ltd.*

*	To be filed by amendment
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

ENERGYSOUTH, INC.
Date: August 20, 2007	By:	/s/ G. Edgar Downing, Jr.
G. Edgar Downing, Jr. Secretary

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